Exhibit 3.556
[ILLEGIBLE]
HONEYGO RUN RECLAMATION CENTER, INC.
(A Maryland Close Corporation)
ARTICLES OF INCORPORATION
     FIRST: I, WAYNE B. KNIGHT, whose post office address is 8814 Cowenton Avenue, Perry Hall, Maryland 21128, being at least eighteen (18) years of age, hereby form a corporation under and by virtue of the General Laws of the State of Maryland.
     SECOND: The name of the corporation, which is hereinafter referred to as the “Corporation,” is HONEYGO RUN RECLAMATION CENTER, INC.
     THIRD: The Corporation shall be a close corporation as authorized by Title 4 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.
     FOURTH: The purposes for which the Corporation is formed are:
     1. To engage in the business of operating a rubble landfill and recycling of non-toxic construction waste.
     2. To do anything permitted by Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.
     FIFTH: The post office address of the principal office of the corporation in this State is 8814 Cowenton Avenue, Perry Hall, Maryland 21128. The name and post office address of the Resident Agent of the Corporation in this State is: Daniel J. Hanley, Esquire, 206 Washington Avenue, P.O. Box 5506, Towson, Maryland 21204. Said Resident Agent is an individual actually residing in this State.
LAW OFFICES
HANLEY AND HANLEY
206 WASHINGTON AVE.
P.O. BOX 5506
TOWSON, MARYLAND 21204

(410) 823-1174

     SIXTH: The total number of shares of capital stock which the Corporation has authority to issue is as follows:
1.	Two Thousand Five Hundred (2,500) shares of Class-A Voting Common Stock without par value;

2.	Two Thousand Five Hundred (2,500) shares of Class-B Non-Voting Common Stock without par value;
     SEVENTH: The Corporation elects to have no Board of Directors effective at the latter of:
     (1) The time that the organizational Meeting of Directors and the issuance of at least one (1) share of stock in the Corporation are completed; or
     (2) The time this charter document in which said election has been made becomes effective.
     In the interim period Wayne B. Knight shall serve as Director of the Corporation.
     EIGHTH: The Corporation, upon unanimous approval of the stockholders, reserves the right to make from time to time any amendments of its charter which may now or hereafter be authorized by law.
     IN WITNESS WHEREOF, I have signed these Articles of Incorporation, this 14 day of July, 1992, and I acknowledge the same to be my act.

/s/ [ILLEGIBLE]	/s/ Wayne B. Knight	(SEAL)

Witness	Wayne B. Knight
LAW OFFICES
HANLEY AND HANLEY
206 WASHINGTON AVE.
P.O. BOX 5506
TOWSON, MARYLAND 21204

(410) 823-1174

ARTICLES OF AMENDMENT
A CLOSE CORP.

(1)
(2)	HONEYGO RUN RECLAMATION CENTER, INC.
a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:
(3)	The charter of the corporation is hereby amended as follows:

Article Three is deleted in its entirety.

Article Seven is deleted in its entirety.
(4)	This amendment of the charter of the corporation has been approved by the stockholders. This is a close corporation that has elected to have no directors.
We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5)	/s/ David A. Barclay	(5)	/s/ James E. O’Connor
	Secretary		President
	David A. Barclay		James E. O’Connor
(6)	Return address of filing party:

The Corporation Trust Incorporated

300 East Lombard Street

Baltimore, MD 21202

STATE OF MARYLAND
I hereby certify that this is a true and complete copy of the       [ILLEGIBLE] on file in this office. DATE: 6-12-09.
STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
By: /s/ [ILLEGIBLE], Custodian [ILLEGIBLE] replaces our previous certification system. Effective: 6/95